EXHIBIT 4.20

LOAN AGREEMENT

dated as of October 7, 2022

among

COSAN OITO S.A.,

as Borrower,

Citibank, N.A., LONDON BRANCH,

as Lender

and

CITIGROUP GLOBAL MARKETS BRASIL, CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A.,

as Collateral Agent

1

i

ii

EXHIBITS

Exhibit A - Form of Borrowing Notice

Exhibit B - Forms of Security Agreements

Exhibit C – [Reserved]

Exhibit D-1 - Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-2 - Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E - Form of Note

Exhibit F – Arbitration

iii

This LOAN AGREEMENT dated as of October 7, 2022 (as it may be amended or modified from time to time, this “Agreement”), by and among COSAN OITO S.A., a company organized under the laws of Brazil, with its principal place of business at São Paulo, Brazil, enrolled with the Brazilian National Taxpayers Registry (CNPJ) under No. 43.874.376/0001-38, as borrower (“Borrower”), Citibank, N.A., LONDON BRANCH, as Lender (“Lender”), and CITIGROUP GLOBAL MARKETS BRASIL, CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A., a financial institution organized under the laws of Brazil, with its principal place of business at Avenida Paulista, 1.111, 14o andar-parte, enrolled under the CNPJ under No. 33.709.114/0001-64, as Collateral Agent (“Collateral Agent”).

Borrower has requested that Lender make a term loan to it in the principal amount not exceeding the Commitment (as hereinafter defined), linked together with the Collar Transaction (as hereinafter defined), and Lender is prepared to do so upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1.Definitions andAccounting Terms.

Section 1.01            Certain Defined Terms

. As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Collateral” means the Collateral Shares (and Collateral Shares that are proceeds of such Collateral Shares), so long as:

(a)	(x) such Shares are subject to a first priority Lien in favor of Lender and not subject to any other Liens, other than Permitted Liens, and (y) the Collateral Requirement has been satisfied with respect thereto;

(b)	such Shares are not subject to any Transfer Restrictions (other than Permitted Transfer Restrictions) or restrictive legends;

(c)	such Shares are held in or credited to the applicable Collateral Account; and

(d)	such Shares are duly authorized, validly issued, fully paid and non-assessable and have been acquired in compliance with all applicable Laws.

“Act” has the meaning specified in Section 8.15.

“Advance” has the meaning specified in Section 2.01.

2

“Additional Perfection Conditions” means, the following conditions:

(a)	such Collateral Shares remain Acceptable Collateral (including, for the avoidance of doubt, that Lender (acting through the Collateral Agent) receives reasonably satisfactory proof that the Collateral is duly perfected in the corporate books of Issuer with respect to such Shares and that the relevant security agreement is duly registered before the registry of deeds and documents (registro de títulos e documentos) and in the corporate books of Issuer);

(b)	Borrower shall have provided Lender (acting through the Collateral Agent) reasonably satisfactory proof that Borrower has delivered a notice to Issuer stating that Collateral Shares are fiduciarily assigned to the Shares Security Agreement; and

(c)	delivery of a letter agreement, entered into by the book-entry registrar with respect to the Shares, in customary form and substance reasonably satisfactory to Lender and which shall include, without limitation, that the book-entry registrar will take all measures within its control and use commercially reasonable efforts to ensure that the settlement period with respect to any transfer of Collateral Shares to the central securities depository shall not be longer than “T+2”.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Apostille Convention” means The Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, dated of October 5th, 1961.

“Applicable Rate” has the meaning specified in the Fee and Ratio Letter.

“Applicable Taxes” means, at any date of determination, the amount of any Taxes that would be required to be paid in connection with the foreclosure on, other enforcement over, or remittance of funds in connection with, the Collateral. For the avoidance of doubt, as of the date hereof, Applicable Taxes include, without limitation, a tax discount equal to 0.38% of the market value of the Collateral Shares.

“Attributable Debt” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, if such lease were accounted for as a capital lease.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

3

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Notice” has the meaning specified in Section 2.02(a).

“Brazil” means the Federative Republic of Brazil.

“BRL” and “BRL Real” mean the lawful currency of Brazil.

“Business Day” means any day that is (x) a “Business Day (Dia Útil)” as defined in the Master Derivatives Agreement, (y) a day that is not a Saturday, Sunday or other day on which commercial banks in London, United Kingdom are authorized or required by law to remain closed and (z) if such day relates to any payments in respect of the Advance, a day that is not a Saturday, Sunday or other day on which commercial banks in Japan are authorized or required by law to remain closed.

“Call Spread Confirmation” means the confirmation (Confirmação) for Share collar plus forward derivatives transactions entered into between Borrower and Hedge Counterparty on October 7, 2022, incorporating by reference the terms of the Master Derivatives Agreement.  For purposes of the definition of “Permitted Transactions” and “Permitted Other Bank Transactions”, the term “Call Spread Confirmation” shall include any subsequent amendment thereto or replacement thereof by which the transactions are modified to be a collar plus loan transaction, including a confirmation substantially similar to the Collar Confirmation, and including a loan agreement and security documents substantially similar to this Agreement and the Security Agreements, as applicable.

“Call Spread Transaction” means the transaction pursuant to the Call Spread Confirmation.

“Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) (1) the enactment or promulgation of any change in any law, rule, regulation or treaty or the enactment or promulgation of any change in the formal or informal interpretation of any applicable banking or securities law or regulation issued by the applicable United States regulatory bodies or (2) administrative decisions by the Brazilian Central Bank or the Comissão de Valores Mobiliários, or (c) compliance by Lender (or, for purposes of Section 2.09(b), by any lending office of Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

4

“Charges” has the meaning specified in Section 8.16.

“Closing Date” means the first Business Day on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived in accordance with Section 8.01 of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collar Confirmation” means the confirmation (Confirmação) for Share collar derivatives transaction entered into between Borrower and Hedge Counterparty on October 6, 2022, incorporating by reference the terms of the Master Derivatives Agreement.

“Collar Loan Documentation” means, collectively, the Collar Confirmation, the Master Derivatives Agreement, the Hedge Agreement, this Agreement (including schedules and exhibits hereto), the Fee and Ratio Letter, the Security Agreements, the Borrowing Notice, the Note and each agreement delivered under Section 5.08, in each case, including any amendments, modifications or supplements thereto.

“Collar Loan Transactions” means the execution, delivery and performance by Borrower of the Collar Loan Documentation, the grant of the security interest contemplated hereby or thereby, the borrowing of the Advance and other credit extensions and the use of the proceeds thereof.

“Collar Transaction” means the options transactions pursuant to the Collar Confirmation.

“Collateral” means, collectively, (x) the Collateral Shares, (y) the “Credit Rights” (Direitos Creditórios) under and as defined in the Credit Rights Security Agreement and (z) all other all cash, securities, securities entitlements, financial assets, investment property, rights, intangibles and other property and assets, including proceeds thereof, over which a Lien is purported to be granted under the Security Agreements.

“Collateral Accounts” means the accounts or sub-accounts of Borrower with Custodians where Collateral will be held, and shall include any future account of Borrower maintained with an affiliate of Lender to hold any Collateral.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Event of Default” means at any time, the occurrence of either of the following:  (A) failure of the Collateral to include, as Acceptable Collateral, at least a number of Shares equal to the Number of Transaction Shares or (B) failure at any time of the Collateral Requirement (including, if applicable, the Additional Perfection Conditions) to be met or assertion of such by Borrower in writing.

“Collateral Requirement” means, at any time, that all steps, if any, required under applicable Law or reasonably requested by Lender or Collateral Agent to ensure that each Security Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on all the Collateral in favor of Lender and Hedge Counterparty, in each case, acting through Collateral Agent, shall have been taken; provided, however, that if the relevant central securities depository requests the withdrawal of the Collateral Shares from the central securities depository system as a result of a Permitted Shareholders Agreement that binds the Collateral Shares, such request shall not result in the Collateral Requirement not being met so long as the Additional Perfection Conditions are satisfied before or simultaneously with the transfer of the Collateral Shares from the central security depository to the book-entry registrar.

5

“Collateral Shares” means any Shares fiducially assigned pursuant to the Shares Security Agreement (which shall be the “Fiduciarily Assigned Shares”, under and as defined in the Shares Security Agreement) and not released under the Collar Loan Documentation.

“Commitment” means ¥ 95,298,448,866.

“Commitment Letter” means the letter agreement dated as of October 5, 2022 among Borrower, Lender, and Hedge Counterparty, regarding, inter alia, entry into the Collar Loan Documentation.

“Communication” has the meaning specified in Section 5.06.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controller” has the meaning ascribed to the definition of “Controller (Controlador)” in the Master Derivatives Agreement.

“Credit Rights Security Agreement” means the Fiduciary Assignment of Credit Rights Agreement (Instrumento de Cessão Fiduciária de Direitos Creditórios), dated as of the date hereof, executed by Borrower in favor of Lender acting through Collateral Agent.

“Custodians” means Citigroup Global Markets Brasil, Corretora De Câmbio, Títulos E Valores Mobiliários S.A., or an affiliate thereof.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, falência or similar debtor relief laws of the United States, Brazil, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

“Dividend” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Shares, including any interest on capital (juros sobre o capital próprio) or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Shares, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of such Shares.

“Dollars” and “$” mean the lawful money of the United States.

“Early Collar Termination Event” means, in respect of the Collar Transaction, the delivery of notice by the relevant party following an Event of Default or any Termination Event (including any Additional Termination Event) stating that the obligations under the Master Derivatives Agreement shall be due and payable in whole or in part in accordance with Article XII thereunder.

6

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including American depositary shares and partnership, membership or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange” means B3 S.A. – Brasil, Bolsa, Balcão or its successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in an Advance pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Advance or (ii) Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender acquired the applicable interest in an Advance or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.10(e) and (d) any withholding Taxes imposed under FATCA. Notwithstanding anything to the contrary, “Excluded Taxes” shall not include any Applicable Taxes.

7

“Facility” means the credit facility contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee and Ratio Letter” means that certain Fee and Ratio Letter, dated as of the date hereof, delivered by Lender and acknowledged by Borrower prior to the execution of this Agreement.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-US law that is maintained or contributed to by Borrower, or with respect to which Borrower has any liability.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” means any employee pension benefit plan, program, policy or arrangement maintained or contributed to by Borrower or any of its subsidiaries with respect to employees employed outside the United States, or with respect to which Borrower or any of its Subsidiaries has any liability or reasonable expectation of any liability.

“Foreign Plan Event” means, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure by any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the terms of such Foreign Benefit Arrangement or Foreign Plan.

“Funding Account” means any account designated by Borrower to which Lender is authorized by Borrower in the relevant Borrowing Notice to transfer the proceeds of the Advance requested pursuant to this Agreement.

“Funding Date” means October 14, 2022, the date on which the Advance will be made, provided that the Closing Date shall have occurred on or prior to such date.

“GAAP” means generally accepted accounting principles in Brazil as in effect on the date hereof and from time to time hereafter, consistently applied.

8

“Governmental Authority” means the government of the United States, the United Kingdom, Japan, Brazil, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hedge Agreement” means the Master Derivatives Agreement and the trade confirmations (Confirmações) of derivatives transactions closed for currency hedging purposes entered into between Borrower and Hedge Counterparty prior to, on or following the Closing Date thereunder, all in form and substance acceptable to Lender.

“Hedge Counterparty” means Banco Citibank S.A. or any affiliate thereof.

“Hedge Transactions” means all the currency hedging transactions executed under the Hedge Agreement relating to Borrower’s Obligations under this Agreement. For the avoidance of doubt, neither the Collar Transaction nor the Call Spread Transaction shall be considered “Hedge Transactions” hereunder.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the greater of (x) the Swap Termination Value thereof as of such date and (y) zero. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

9

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Collar Loan Documentation and (b) to the extent not otherwise described in (a), Other Taxes. For the avoidance of doubt, Indemnified Taxes includes Applicable Taxes.

“Indemnitee” has the meaning specified in Section 8.04(b).

“Information” has the meaning specified in Section 8.11.

“IRS” means the United States Internal Revenue Service.

“Issuer” means Vale S.A., a company organized under the laws of Brazil.

“Issuer Transactions” has the meaning specified in the Collar Confirmation.

“Judgment Currency” has the meaning specified in Section 8.14.

“Law” means, with respect to any Person, collectively, all international, foreign, U.S. and Brazil Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lending Office” means the office of Lender specified in Section 8.02 hereto, or such other office of Lender as Lender may from time to time specify in writing to Borrower.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or lease arrangement having substantially the same economic effect as any of the foregoing).

“Lost Note Affidavit” means an affidavit and undertaking of Lender (i) certifying to the best of its knowledge as to the loss, theft, destruction, or mutilation of any Note and (ii) agreeing that if such Note is found or otherwise is in its custody or power it shall promptly deliver such Note to Borrower for cancellation.

“Market Disruption Event” means a Market Disruption Event (Evento de Interrupção) under, and as defined in, the Collar Confirmation.

“Master Derivatives Agreement” means the Master Derivatives Agreement (Contrato Global de Derivativos), entered by and between Borrower and Hedge Counterparty on October 5, 2022, including its Schedule (Apêndice).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition, of Borrower, (b) the ability of Borrower to perform any of its obligations under the Collar Loan Documentation, (c) the Collateral, or Lender’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Lender under this Agreement or any other Collar Loan Documentation; provided that a change in the value of the Shares shall not constitute a Material Adverse Effect.

10

“Material Indebtedness” means, with respect to Borrower, all Indebtedness (x) owing to Lender, Collateral Agent or their respective affiliates and (y) in excess of the Threshold Amount.

“Material Nonpublic Information” means information regarding Issuer or its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold Shares.

“Maturity Date” means the earlier of: (a) the Scheduled Maturity Date; and (b) the date on which the Facility otherwise terminates in full pursuant to this Agreement.

“Maximum Rate” has the meaning specified in Section 8.16.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” has the meaning specified in Section 2.13(c).

“Number of Transaction Shares” means, at any time, the greater of the number of put options (opção de venda) and the number of call options (opção de compra) under the Collar Transaction at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means the Advance to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower arising under any Collar Loan Documentation or otherwise with respect to the Advance, in each case whether direct or indirect (including those acquired by assumption and including the Applicable Taxes), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of association, formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Collar Loan Documentation, or sold or assigned an interest in the Advance or Collar Loan Documentation).

11

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Collar Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means Cosan S.A.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Permitted Liens” means (a) Liens imposed by Law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been taken, (b) Liens granted to Collateral Agent or Custodian pursuant to the Collar Loan Documentation and/or to a secured party pursuant to the documentation for any other Permitted Transactions, other than any Permitted Share Financing Transaction or any Permitted Other Bank Transactions and (c) Liens that may be asserted by the central securities depository as a result of a Permitted Shareholders Agreement that binds the Collateral Shares, so long as the Additional Perfection Conditions are satisfied before or simultaneously with the transfer of the Collateral Shares from the central security depository to the book-entry registrar.

“Permitted Other Bank Transactions” means transactions effected pursuant to documentation substantially similar to the Collar Loan Documentation, the Call Spread Confirmation, the Share Purchase Agreement and the Commitment Letter and entered into with J.P. Morgan Chase Bank, N.A., London Branch or Banco J.P. Morgan S.A. and their Affiliates contemporaneously with the execution of the corresponding such documentation with Lender and its Affiliates.

“Permitted Share Financing Transaction” means entry by Parent or any Subsidiary thereof (other than Borrower) on or after the date that is three (3) months following the Closing Date into (x) any transaction (including any refinancings thereof) that references or is secured by Shares that do not constitute Collateral or (y) any refinancing of any other Permitted Transaction, to the extent not otherwise prohibited by the terms of such Permitted Transaction.

“Permitted Shareholders Agreement” means any shareholders’ agreement entered into by Borrower or any Affiliates to the extent such agreement is permitted under the Security Agreements.

“Permitted Transactions” means the entry into, and performance under (including any unwind or amendment thereto), of (i) the Collar Transaction and any other substantially similar and contemporaneous ‘tranche’ thereof, whether documented under the Collar Loan Documentation or substantially similar collar documentation, (ii) the Call Spread Transaction, (iii) the Hedge Transactions and any substantially similar transactions entered into by the Borrower pursuant to the Permitted Other Bank Transactions, (iv) the Share Purchase Agreement and the Commitment Letter, (v) the Permitted Other Bank Transactions and (vi) any Permitted Share Financing Transaction. For the purposes of this definition, Lender hereby acknowledges and agrees that Borrower and its Affiliates may enter into a Permitted Shareholders Agreement, and the execution and performance of such Permitted Shareholders Agreement shall be deemed as a Permitted Transaction.

12

“Permitted Transfer Restrictions” means Transfer Restrictions on the Collateral Shares (x) on account of the fact that Borrower may be an “affiliate” of the Issuer within the meaning of Rule 144 and (y) as contemplated in any Permitted Shareholders Agreement (it being understood and agreed that any Transfer Restrictions set forth in the Permitted Shareholders Agreement do not apply to Lender’s exercise of remedies under this Loan Agreement and the Security Agreements).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Potential Adjustment Event” means a Potential Adjustment Event (Evento de Potencial Ajuste) under, and as defined in, the Collar Confirmation.

“Put Notional Amount” means, with respect to the Collar Transaction and at any time, the aggregate Put Strike Price at such time in respect of all put options (opção de venda) outstanding under the Collar Confirmation at such time.

“Put Strike Price” means, with respect to the Collar Transaction and at any time, the exercise price (preço de exercício) per put option (opção de venda) under the Collar Confirmation at such time.

“Qualified Person” means a Person that is (i) not formed for the purpose of acquiring any Obligation under this Agreement and (ii) either (a) a “qualified purchaser” within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations thereunder or (b) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

“RDE-ROF” means the electronic registration with the Central Bank of Brazil obtained through the Registro Declaratório Eletrônico - Registro de Operações Financeiras in the SISBACEN system (Central Bank’s Information System), to allow Borrower to enter into the relevant foreign exchange contracts for the inflow of funds into Brazil and to register the Schedule of Payments after the Closing Date.

“Register” has the meaning specified in Section 8.07(a).

“Regulatory Event” means any judicial decision made by the first instance of the Brazilian judiciary for violation or breach of any anti-fraud or anti-corruption laws by Borrower or Parent, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, provided that the Borrower has been defending itself in good faith since the beginning of investigations and denunciation, if any.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any of the chief executive officer, chairman, president, chief financial officer, chief strategy officer or any vice president, secretary, assistant secretary, manager or director of such Person.

13

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person, provided, however, that the Organization Documents of Borrower require that twenty-five percent (25%) of Borrower's adjusted net income be allocated for the payment of the mandatory minimum dividend, and this distribution shall not be deemed as a Restricted Payment.

“Restricted Transaction” means, in respect of Borrower, Parent or any Subsidiary thereof, (a) any financing transaction (other than Permitted Transactions and any other transactions entered into with Hedge Counterparty or an Affiliate thereof and any Permitted Other Bank Transaction and any other transactions entered into with “Hedge Counterparty” or an “Affiliate” thereof, in each case as defined in the documentation relating to the Permitted Other Bank Transactions) secured by or referencing the Shares or other voting shares of Issuer or equivalent interests in respect thereof (in each case, including, without limitation, depositary shares in respect thereof), (b) any grant, occurrence or existence of any Lien or other encumbrance on the Shares or other voting shares of Issuer or equivalent interests in respect thereof (in each case, including, without limitation, depositary shares in respect thereof) (other than Permitted Liens or, in the case of Shares that do not constitute Collateral, Liens pursuant to any Permitted Other Bank Transaction or Permitted Share Financing Transaction), or (c) any sale, swap, hedge (including by means of a physically- or cash-settled derivative or otherwise) or other direct or indirect transfer of any Shares or other voting shares of Issuer or equivalent interests in respect thereof (in each case, including, without limitation, depositary shares in respect thereof) or economic exposure thereto (other than Permitted Transactions and any other transactions entered into with Hedge Counterparty or an Affiliate thereof). For the purposes of this definition, Lender hereby acknowledges and agrees that (i) Borrower and its Affiliates may enter into a Permitted Shareholders Agreement, and the execution and performance of such Permitted Shareholders Agreement shall not constitute a Restricted Transaction; (ii) no financing entered into by any Affiliate of Borrower that is directly or indirectly secured by Shares, but the collateral for which is predominantly comprised of other assets of such Affiliate or its Subsidiaries, shall be considered a Restricted Transaction; and (iii) Borrower and its Affiliates may borrow Shares from one or more third party lenders, and the borrowing of such Shares and exercise of rights appurtenant thereto shall not constitute a Restricted Transaction, provided that such Shares are not pledged as collateral for any financing, or derivative transaction except as otherwise described in clause (ii) above.

“Rule 144” means Rule 144 under the Securities Act.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, HM Treasury of the United Kingdom, the Japanese government or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any other Person otherwise the subject of any Sanctions.

14

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or HM Treasury of the United Kingdom or (c) the Japanese government or other relevant sanctions authority.

“Schedule of Payments” means the schedule of payments (cronograma de pagamentos) within the RDE-ROF, which will enable Borrower to make remittances from Brazil to make payments of the scheduled principal, interest, fees and expenses under this Agreement.

“Scheduled Maturity Date” means October 26, 2027.

“Security Agreements” means, collectively, the Shares Security Agreement and the Credit Rights Security Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Separateness Provisions” has the meaning specified in Section 5.11.

“Set-off Party” has the meaning specified in Section 8.13.

“Share Purchase Agreement” means the Private Share Purchase Agreement (Instrumento Particular de Compra e Venda de Ações), dated October 6, 2022, between Borrower and Lender or an Affiliate of Lender.

“Shares” means the publicly-traded ordinary shares of Issuer listed on the Exchange, having the Bloomberg Equity Ticker: Vale3 BZ as of the date of this Agreement.

“Shares Security Agreement” means the Amended and Restated Shares and Assets Fiduciary Sale and Credit Rights Fiduciary Assignment (Instrumento Particular de Alienação Fiduciária de Ações e Ativos e Cessão Fiduciária de Direitos Creditórios), to be dated on or about October 10, 2022, executed by Borrower in favor of Lender acting through Collateral Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, the board of managers, or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For the purposes of this Agreement, the Issuer is not considered as a Subsidiary of Borrower.

15

“Swap Contract” means (a) any rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Hedge Transactions), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) payable by the Borrower (represented as a positive number) or payable by the counterparty thereto to the Borrower (represented as a negative number), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in favor of the Borrower (represented as a negative number) or in favor of such counterparty (represented as a positive number), as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender or any Affiliate of Lender) (or with respect to the Hedge Transaction, determined by the applicable “Calculation Agent” thereunder in good faith and a commercially reasonable manner as the fair value thereof, net of any withholding Taxes).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means BRL 5,000,000 (or its foreign currency equivalent).

“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of the Advance, together with accrued and unpaid interest thereon, the accrued and unpaid fees, and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

16

“Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or any pledgee thereof to sell, assign, pledge or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (a) any requirement that any sale, assignment, pledge or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (b) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (c) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (d) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or Borrower being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144). For the purposes of this definition, Lender hereby acknowledges and agrees that Borrower and its Affiliates may enter into a Permitted Shareholders Agreement, and the execution and performance of such Permitted Shareholders Agreement shall not represent a Transfer Restriction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.10(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

17

“Yen” and “¥” mean the lawful currency of Japan.

Section 1.02           Times of Day. Unless otherwise specified, all references herein to times of day shall be references to São Paulo, Brazil time (daylight or standard, as applicable).

Section 1.03           Terms Generally

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time,  and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b)           Article and Section headings herein and in the other Collar Loan Documentation are included for convenience of reference only, are not part of this Agreement or any other Collar Loan Documentation and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Collar Loan Documentation.

(c)             Determinations, consents, approvals or any other actions or non-actions taken by or determined by Lender shall be made in good faith and, unless otherwise stated herein, at its sole discretion.

Section 1.04          Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP, or in the application thereof on the operation of such provision (or if Lender notifies Borrower that Lender request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

18

Article 2.  Amounts and Terms of the Advance

Section 2.01            The Advance

(a)	Subject to the terms and conditions set forth herein, Lender agrees to make one single term loan in Yen to Borrower (the “Advance”) on the Funding Date, not to exceed the Commitment.

(b)	The Advance, or a portion thereof, once repaid or prepaid may not be reborrowed.

(c)	If the Funding Date does not occur on or prior to October 17, 2022, the Commitment shall be permanently terminated.

Section 2.02            Request for the Advance

(a)                (i)               To request the Advance, Borrower shall notify Lender of such request prior to Lender’s making the advance on the Funding Date.

     (ii)               Such notice of request for the Advance (a “Borrowing Notice”) shall be in writing in substantially the form of Exhibit A, specifying therein: (x) the date of the Advance, which shall be the Funding Date, (y) the amount of the Advance and (z) the Funding Account.

(b)                The Borrowing Notice shall be irrevocable and binding on Borrower.

Section 2.03            Funding of Borrowings

. Subject to the terms and conditions set forth herein being satisfied no later than 10:00 a.m. on the Funding Date, Lender shall make the Advance available to Borrower by crediting the amounts in immediately available funds to the Funding Account not later than 6:00 p.m. on the Funding Date.

Section 2.04            Termination of Commitment

.  The Commitment shall automatically terminate in full upon the earlier to occur of (x) the making of the Advance on the Funding Date and (y) 5:00 p.m. on the scheduled Funding Date.

Section 2.05            Repayment of the Advance

(a)             As set forth in the Fee and Ratio Letter.

(b)             [Reserved].

19

(c)         Without limiting the foregoing clause (a), following any reduction in the Put Notional Amount (including, without limitation, as the result of an adjustment to the Put Strike Price, or as the result of a partial   termination (including, for the avoidance of doubt, following an Early Collar Termination Event pursuant to which less than all of the obligations in respect of the Collar Transaction are due) or a consensual unwind of the Collar Transaction), Borrower agrees to prepay, prior to the effective time of such reduction (or, if later, within the first (1st) Business Day following Borrower’s becoming aware of such reduction), a portion of the then-outstanding unpaid principal amount of the Advance, together with accrued and unpaid interest thereon, corresponding to the reduction of the Put Notional Amount attributable to the relevant “Repayment Date” set forth in clause (a) above, as calculated by Lender in good faith and a commercially reasonable manner.  Any prepayment of principal made by Borrower pursuant to this clause (c) shall be allocated to reduce the “Repayment Amount” for the relevant “Repayment Date” in the table set forth in clause (a) above and the corresponding “Relevant Principal Amount of Advance” set forth in the definition of “Applicable Rate”.

(d)             Notwithstanding anything to the contrary contained herein, solely upon the occurrence and continuance of an “Insolvency (Insolvência)” under the Master Derivatives Agreement, the Borrower shall meet any portion of its payment obligations under this Agreement with the application of certain credit rights arising from any exposure of the Borrower against the Lender or any of its Affiliates (positive adjustment to be received from the Lender or any of its Affiliates by the Borrower) arising from (x) the Collar Transaction contracted within the scope of Collar Loan Documentation (it being understood that the Yen-based value of such credit rights so applied shall be the “Replacement Value” determined by the Calculation Agent under and pursuant to the Collar Confirmation) and (y) the Hedge Transactions (it being understood that the Yen-based value of such credit rights so applied shall be the “Replacement Value” determined by the Calculation Agent under and pursuant to the Hedge Agreement); provided, that for the avoidance of doubt, any amounts so due and payable hereunder in excess of the relevant Yen-based value of such credit rights set forth above shall continue to be so due and payable under the terms of this Agreement.

Section 2.06             Interest

(a)Borrower shall pay interest on the outstanding principal amount of the Advance, which shall accrue from the date of the Advance until such principal amount shall be paid in full, at a rate per annum equal to the relevant Applicable Rate, payable on the Maturity Date. The total amount of interest due on such day shall be computed by Lender on the immediately preceding Business Day.  The relevant Applicable Rate shall be computed by Lender based on a year of 365 days and the actual number of days elapsed.

(b)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, Lender may, at its option, by notice to Borrower, declare that the Advance and any other amount outstanding hereunder shall bear interest at 1% plus the relevant Applicable Rate.

(c)Borrower hereby irrevocably authorizes Lender to apply Dividends constituting Collateral against payment of interest and fees upon the occurrence of an Event of Default hereunder or under any other Collar Loan Documentation, regardless of whether Borrower has made any specific request; provided that Lender shall have no obligation to apply Dividends against such amount.

20

(d)              Lender shall, upon request, give notice to Borrower of the applicable interest rates for the purposes of this Section 2.06.

Section 2.07            Unwind of Hedge Agreements upon Repayments and Prepayments

.  The parties agree that, upon and in connection with any mandatory repayment or prepayment of the Advance (including as a result of an Event of Default), a proportionate amount of the Hedge Transactions shall be unwound at a price to be determined in good faith and a commercially reasonable manner by the Hedge Counterparty or the applicable “Calculation Agent” as provided by in the relevant Master Agreement.

Section 2.08            Prepayments of the Advance.

(a)          Voluntary Prepayments. Borrower may prepay the outstanding principal amount of the Advance, in whole or in part, upon irrevocable notice thereof in an amount equal to the sum of (i) the principal amount of the Advance being prepaid and (ii) accrued interest to the date of such prepayment on the amount prepaid; provided that Borrower may not make more than five such prepayments per calendar month. Such notice shall be given to Lender by Borrower not later than 11:00 a.m. on the date three (3) Business Days prior to the date of any such prepayment; provided that each partial prepayment of the Advance shall be in an aggregate principal amount of ¥ 1,000,000,000 or a whole multiple of ¥ 100,000,000 in excess thereof. Any voluntary prepayment of principal made by Borrower pursuant to this Section 2.08(a) shall be allocated to reduce “Repayment Amount” set forth in Section 2.05(a) and “Relevant Principal Amount of Advance” set forth in the definition of “Applicable Rate” outstanding at the time of such prepayment, in each case in a manner to be agreed between Borrower and Lender.

(b)          Mandatory Prepayments. Borrower shall prepay all obligations in an aggregate amount equal to the Total Accrued Loan Amount on the first (1st) Business Day immediately following the occurrence of an Early   Collar  Termination Event relating to all of the obligations in respect of the Collar Transaction under the Master Derivatives Agreement.

Section 2.09            Increased Costs. (a) If any Change in Law shall:

 (i)                  impose, modify or deem applicable any material reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, Lender;

(ii)               impose on Lender or the London or Japanese interbank market any other material condition, cost or expense (other than Taxes) affecting this Agreement or the Advance made by Lender or participation therein; or

(iii)             subject Lender to any material Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to materially increase the cost to Lender of making, continuing, converting or maintaining the Advance hereunder or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to Lender, such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

21

(b)             If Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Advance to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)           A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) Business Days after written demand.

(d)             Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)               All of the obligations of Borrower under this Section 2.09 shall survive termination of the Facility and repayment of all other Obligations hereunder.

Section 2.10             Taxes

(a)             Any and all payments by or on account of any obligation of Borrower under this Loan shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.10) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for, Other Taxes.

(c)               As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.10, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

22

(d)               Borrower shall indemnify Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from any payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.10(d), Borrower shall not be required to indemnify Lender pursuant to this Section 2.10 for any amount to the extent Lender fails to notify Borrower (in accordance with the preceding sentence) of such possible indemnification claim within 180 days after Lender receives written notice from the applicable Governmental Authority.

(e)                (i)              Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit payments to be made hereunder without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation other than such documentation set forth in Section 2.10(e)(ii)(A), (ii)(B) and (ii)(D) below shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(ii)               Without limiting the generality of the foregoing,

(A)              if Lender is a U.S. Person, it shall deliver to Borrower on or prior to the date on which Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;
(B)             if Lender is a Non-U.S. Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
     (1)            in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Collar Loan Documentation, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Collar Loan Documentation, IRS Form W-8BEN or IRS Form W‑8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
23

      (2)                executed copies of IRS Form W-8ECI;
      (3)                in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form); or
     (4)                to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (or  an applicable successor form), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 on behalf of each such direct and indirect partner.
(C)               if Lender is a Non-U.S. Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(D)              if a payment made to Lender under any Collar Loan Documentation would be subject to U.S. Federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f)         Each party’s obligations under this Section 2.10 shall survive the assignment of rights by Lender, or the replacement of Lender, the termination of the Facility and the repayment, satisfaction or discharge of all other obligations under any Collar Loan Documentation.

24

(g)          Borrower shall deliver to Lender, at the time or times reasonably requested by Lender, such properly completed and executed documentation that Borrower is legally, and, pursuant to its Organization Documents and other confidentiality obligations, entitled to deliver and that is reasonably requested by Lender in order to permit Lender to exercise its rights under this Agreement in a manner that will avoid or, to the extent possible, minimize withholding Tax upon a disposition of the Collateral Shares.

Section 2.11           Illegality

. Notwithstanding any other provision of this Agreement, if Lender shall notify Borrower that a Change in Law makes it unlawful (or any Governmental Authority asserts that it is unlawful) (x) for Lender to perform its obligations to make or maintain the Advance hereunder or (y) for Borrower or Lender to remit payments due to Lender out of Brazil, the obligation of Lender to make the Advance shall be terminated and the Advance, all interest thereon and all other amounts payable under this Agreement to Lender shall become due and payable no later than the first (1st) Business Day following such notice by Lender.

Section 2.12           Break-Funding.

(a)            In the event of (i) the payment of any principal of the Advance other than on the Scheduled Maturity Date (including as a result of an Event of Default) or any payment pursuant to Section 2.05(a) that does not exceed the relevant “Repayment Amount” due on the relevant “Repayment Date”, and/or (ii) the failure to borrow, continue or prepay the Advance (or any portion thereof) on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall, as applicable, (x) compensate Lender for the loss, cost and expense or (y) be compensated by Lender for any gain, in each case, incurred by Lender or reasonably estimated by Lender as a result of the occurrence of an event described in clauses (i) and (ii) above (the “ Breakage Amount”).

(b)          A certificate of Lender setting forth any amount or amounts that Lender or Borrower, as applicable, is entitled to receive pursuant to this Section 2.12 shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay Lender or Lender shall pay Borrower, as applicable, the amount shown as due on any such certificate upon demand.

(c)           Borrower and Lender hereby agree and acknowledge that upon any such payment of principal or ordinary interest which results in an Breakage Amount, the aggregate amount of principal or ordinary interest due to Lender by Borrower hereunder shall either be (x) increased by any applicable Breakage Amount, if the Breakage Amount represents a loss to Lender, or (y) reduced by any applicable Breakage Amount, if the Breakage Amount represents a financial gain for Lender.

(d)             All of Borrower’s and Lender’s obligations under this Section 2.12, as applicable, shall survive termination of the Facility or repayment of all other Obligations hereunder.

Section 2.13            Evidence of Debt; Note

(a)          Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from the Advance from time to time, including the amounts of     principal and interest payable and paid to Lender from time to time hereunder.

(b)             The entries maintained in the accounts maintained pursuant to subsection (a) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

25

(c)

    (i)                  Borrower’s obligations to pay the principal of, and interest on, the Advance made by Lender to Borrower, shall be evidenced by a promissory note (nota promissória) executed by Borrower substantially in the form of Exhibit E (the “Note”), governed by the laws of Brazil and payable to the order of Lender. The Note shall be in an amount equal to 120% (one hundred and twenty percent) of the principal amount of the Advance, shall be dated as of the date hereof and bear interest from its date until maturity on the principal balance from time to time outstanding thereunder, payable at the rates and in the manner provided herein and therein.  The Note shall indicate Brazil as the place of issuance. The issuance, execution and delivery of any Note pursuant to this Agreement shall not be construed as a novation with respect to this Agreement or under any other agreement between Lender and Borrower and shall not increase, limit, reduce or otherwise affect the Obligations, and the rights and claims of Lender under any Note shall not replace or supersede its rights and claims under this Agreement. Each Note will be issued within the scope of this Agreement and shall be read and interpreted in accordance with the terms provided in this Agreement and Lender agrees that, notwithstanding any provision of any Note, it shall not demand payment of any amount under the Note unless such amount is then due and payable (whether at stated maturity, by acceleration or otherwise) by Borrower in accordance with the terms of this Agreement. For the avoidance of doubt, the amounts payable in respect of the Advance by Borrower under this Agreement and the Note shall be, in any case, without duplication. Any reduction (by repayment, prepayment or otherwise) in the principal amount of the Advance outstanding shall discharge pro tanto the equivalent face amount of the Note evidencing the Advance.

   (ii)               If any Note shall become mutilated, destroyed, lost or stolen, Borrower shall, upon the written request of the holder of such Note and the receipt by Borrower of a Lost Note Affidavit from such holder, execute and deliver in replacement thereof a new Note, payable to the same holder in the same principal amount and on the same terms and dated the same date as the Note so mutilated, destroyed, lost or stolen.

  (iii)                Lender agrees (x) that if a Note is found or otherwise is in its custody or power it shall promptly deliver such Note to Borrower for cancellation and (y) to indemnify Borrower from and against any and all liabilities, claims and costs and expenses incurred by Borrower in connection with collection procedures and payments imposed on Borrower by any third party and not in accordance with this Agreement, as a result of such lost, stolen, destroyed or mutilated Note.

  (iv)              Upon repayment in full of the principal and interest of Lender’s Advance, Lender shall (A) return any Note in its possession to Borrower marked “cancelled” and/or (B) deliver a Lost Note Affidavit to Borrower relating to any Note that is not returned.

  (v)               Upon receipt by Borrower of a notice from Lender stating that Lender shall sell, transfer, assign or otherwise dispose of any portion of its rights or obligations under this Agreement in accordance with Section 8.07, and identifying the purchaser, assignee or transferee, Borrower shall, upon the request of Lender and in exchange for (A) any Note previously delivered to Lender or (B) any Note previously delivered to Lender that are in the possession of Lender and a Lost Note Affidavit in respect of any Note that is not returned, promptly execute new Notes in favor of such purchaser, assignee or transferee satisfactory to Lender to substitute for any Note previously delivered to Lender.

26

Section 2.14            Payments and Computations.

(a)          All payments to be made by Borrower shall be made in Yen without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as expressly set forth herein (i) Borrower shall make each payment hereunder not later than 11:00 a.m. São Paulo, Brazil time on the day when due in Yen to Lender in immediately available funds, and (ii) all payments received by Lender after 11:00 a.m. São Paulo, Brazil time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All such payments shall be made to Lender at its offices set forth in Section 8.02, or at Lender’s request, to Lender’s office in Brazil or other applicable jurisdictions.

(b)             Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c)              All payments (including prepayments and any other amounts received hereunder or under the Security Agreements in connection with the exercise of Lender’s or Collateral Agent’s rights and remedies after an Event of Default) made by Borrower to Lender under any Collar Loan Documentation shall be applied to amounts then due and payable in accordance with instructions provided by Lender and/or Hedge Counterparty, as applicable.

Section 2.15           Repayment Sales. With respect to any obligation of Borrower to pay amounts upon any repayment, prepayment and/or early repayment (in whole or in part) pursuant to this Agreement (whether upon an Event of Default or otherwise), upon the written request of Borrower delivered no later than two (2) Business Days prior to the expected date of any such payment, Borrower and Lender will work together in good faith regarding the potential sale of Shares (including Collateral Shares) to generate proceeds that can be directed for the payment of any such obligation (or for the payment of any other then-current obligation that Borrower may have to Lender or its Affiliates, whether hereunder or otherwise in connection with the Collar Transaction or any Hedge Transaction), in whole or in part, it being understood that any such sales of Shares (i) shall not impair or be otherwise detrimental to the security interests granted under the Security Agreements, except for the implementation of the partial or total disposal, as the case may be, of Collateral Shares, (ii) shall be subject to all applicable laws and policies (including, without limitation, that such sales (x) may not happen at times when Borrower is in possession of Material Nonpublic Information regarding the Issuer or the Shares, (y) shall comply with any applicable policies of the Issuer and (z) may be subject to volume or other limitations relating to Borrower’s status as an affiliate of the Issuer, if applicable) and (iii) without limiting the foregoing, shall be subject to all necessary internal approvals of Lender, including without limitation approvals relating to counterparty risk, market risk, credit, documentation, legal, regulatory capital, and compliance.

27

Article 3.  Representations and Warranties

Borrower represents and warrants to Lender that:

Section 3.01            Organization; Powers. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent that this concept exists under relevant law), has all   requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All relevant licenses, permits, approvals, concessions or other authorizations necessary for (i) the consummation of this Agreement and (ii) the conduct of the business of Borrower, have been duly obtained and are in full force and effect. Borrower’s chief executive office for purposes of Section 9-307 of the UCC is located in Brazil.

Section 3.02               Authorization; Enforceability. This Agreement is within Borrower’s corporate powers and has been duly authorized by all necessary action under Borrower’s Organization Documents and applicable Law.

Section 3.03            Governmental Approvals; No Conflicts. This Agreement (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except for filings necessary to perfect Liens created pursuant to the Collar Loan Documentation and except for the RDE-ROF, (b) will not violate any Law applicable to Borrower or the Organization Documents of Borrower or any order of any Governmental Authority, (c) does not and will not violate or result in a default under any indenture, agreement, shareholders’ agreement or other instrument binding upon Borrower or its assets or give rise to a right thereunder to require any payment to be made by Borrower, (d) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens created pursuant to the Collar Loan Documentation and (e) to Borrower’s knowledge, will not violate any corporate policy of the Issuer or other rules or regulations of the Issuer that become applicable to Borrower or its Affiliates, including, but not limited to, the Issuer’s window period policy, provided that, in case such policies, when applicable, are breached by the Collar Transaction or Call Spread Transaction, then Borrower will obtain all the required authorizations.

Section 3.04            Financial Condition; No Material Adverse Change. As of this date, Borrower does not have (a) any assets other than the Collateral and the “Collateral” under any Permitted Other Bank Transaction or (b) any obligations (including contingent obligations), Indebtedness or liabilities, other than the Obligations, except, in each case, (x) pursuant to Permitted Transactions, or (y) as set forth on the certificate of a Responsible Officer of Borrower listing any such assets, obligations or liabilities delivered to Lender hereunder.

Section 3.05            Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened in writing against or affecting Borrower, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement.

Section 3.06            Compliance with Laws, Organization Documents and Agreements.  Borrower is in compliance with (i) the requirements of all Laws applicable to it in all material respects, (ii) its Organization Documents in all respects and (iii) all orders, writs, injunctions and decrees applicable to it or to its properties in all material respects. After giving effect to the Advance to be made hereunder and the use of proceeds thereof, no Default, Event of Default, Collateral Event of Default or Early Collar Termination Event has occurred and is continuing.

28

Section 3.07            Investment Company Status. Borrower is not, and after giving effect to the contemplated Transactions will not be, required to register as an “investment company,” nor is a Person “controlled by” an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended.

Section 3.08           Taxes. Borrower has timely filed (taking into account applicable extensions) all income tax returns and other tax returns that are required to be filed by it in all jurisdictions and has paid all Taxes, assessments,   claims, governmental charges or levies imposed on it or payable by it with respect to its properties which are due and payable (other than any amount (i) the validity of which is currently being contested in good faith and with respect to which reserves have been provided for in accordance with GAAP or (ii) as to which no Collateral would become subject to forfeiture or loss as a result of such contest)). There is no proposed tax assessment against Borrower that would, if made, have a Material Adverse Effect.

Section 3.09               Disclosure

(a)           Borrower has disclosed to Lender (A)(i) all agreements, instruments and corporate or other restrictions to which it or any of its Affiliates is subject that purport to restrict (x) the ability of Borrower to incur  indebtedness or liens or take any other actions, or engage in any other transactions, of the type contemplated by this Agreement, or (y) the Collateral Shares and (ii) all matters known to it (including any agreements, instruments and other restrictions to which it is subject), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (B) any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction, including any lock-up agreement, relating to the Collateral Shares and to which Borrower or any of its Affiliates is a party. All information provided with respect to Borrower and its Affiliates by or on behalf of Borrower to Lender in connection with the negotiation, execution and delivery of this Agreement was, on or as of the applicable date of provision thereof, complete and correct in all material respects and did not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.

(b)                As of the Closing Date and the Funding Date, to the best knowledge of Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to Lender in connection with this Agreement is true and correct in all respects.

Section 3.10              Material Agreements. Borrower is not in default under any provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Borrower is a party or that purports to restrict Borrower or any of its properties or assets.

Section 3.11          Solvency. (a) The present fair market value of Borrower’s assets exceeds the total amount of Borrower’s liabilities (including contingent liabilities), (b) Borrower has capital and assets sufficient to carry on its businesses, (c) Borrower is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (d) Borrower does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Borrower will not be rendered insolvent by the consummation of this Agreement.

29

Section 3.12            Anti-Corruption Laws; Sanctions

. Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, Parent, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, Parent, and their respective directors, officers and employees and, to the knowledge of Borrower, Parent, and their respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would reasonably be expected to result in Borrower or Parent being designated as a Sanctioned Person. None of (a) Borrower, Parent, or any of their respective directors, officers or employees, or (b) to the knowledge of Borrower any agent of Borrower or Parent or their respective Affiliates that will act in any capacity in connection with or benefit from the Facility, is a Sanctioned Person. No Advance or the use of proceeds thereof will violate any Anti-Corruption Law or applicable Sanctions. The parties hereto acknowledge that the use of proceeds as provided in Section 5.08 shall not be deemed as a breach of this Section 3.12.

Section 3.13            Capitalization and Subsidiaries

. Borrower has no Subsidiaries.

Section 3.14            Restricted Transactions. None of Borrower, Parent nor any Subsidiary thereof is, nor has any plans to become, a party to any Restricted Transaction.

Section 3.15            Ownership of Property; Ownership of Collateral.

(a)             As of the date hereof, after giving pro forma effect to the purchase of the Shares under the Share Purchase Agreement, Borrower owns 220,366,700 Shares. Borrower owns the Collateral free and clear of Liens, other than Permitted Liens. Borrower has not made nor consented to, and is not aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of the foregoing including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to Collateral Agent under the Collar Loan Documentation and with respect to Liens granted to the “Collateral Agent” under the Permitted Other Bank Transactions.

(b)            As of the date hereof, the Collateral Shares (i) are, in the hands of Borrower and Lender and Collateral Agent exercising its remedies under the Collar Loan Documentation, not subject to any Transfer Restrictions, (ii) solely to the extent applicable, do not contain any legends on the certificates therefor or other similar types of restrictions on such Collateral Shares, and do not require any opinions from Issuer’s counsel or other documentation, or the removal of any “stop transfer” order, prior to the sale of such Collateral Shares and (iii) are not subject to any shareholders agreement of Issuer, investor rights agreements, or any other similar agreements or any voting or other contractual restrictions other than the Share Purchase Agreement. Notwithstanding the fact that the Collateral Shares, as of the date hereof, are not subject to any shareholders agreement of Issuer, investor rights agreements, or any other similar agreements or any voting or other contractual restrictions, Lender hereby acknowledges and agrees that Borrower and its Affiliates may enter into a Permitted Shareholders Agreement, and the execution and performance of such Permitted Shareholders Agreement will not be contrary to the provisions stated herein.

(c)            The Collateral Shares do not qualify as assets that would be essential to Borrower’s activities with the meaning set forth under Section 49, 3rd paragraph of Brazilian Federal Law No. 11,101, as amended (bens de capital essenciais a sua atividade empresarial) and Borrower will not invoke such rule to prevent or otherwise limit the enforcement of any obligations hereunder.

Section 3.16            EEA Financial Institutions. Borrower is not an Affected Financial Institution.

30

Section 3.17            No Registration. To ensure the legality, validity, enforceability or priority of this Agreement in Brazil it is not necessary that this Agreement be filed, registered or recorded with any court or other authority in Brazil or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement except that, for the admissibility in evidence or enforcement of this Agreement in a Brazilian court, (a) the signatures of the parties signing this Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate or submitted to apostille in accordance with the Apostille Convention, as applicable; and (b) this Agreement must be translated into Portuguese by a sworn translator and filed with the competent Brazilian Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos).

Section 3.18            No Sovereign Immunity

. Neither Borrower nor any of its assets or properties has any right of immunity on the grounds of sovereignty from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.

Section 3.19            [Reserved].

Section 3.20            Separateness. Borrower is, and has at all times since its formation been, in compliance with the Separateness Provisions set forth in Section 5.11.

Section 3.21            Center of Main Interest. For purposes of any applicable Debtor Relief Law, Brazil is the center of main interest of Borrower and its principal place of business (principal estabelecimento).

Section 3.22        Derivatives Transactions. Borrower acknowledges and understands that the Collar Loan Documentation constitutes a structured transaction, and, in order to obtain the results intended by the parties of such    agreements, the documents of the Collar Loan Documentation must be considered jointly.

Section 3.23       Collar Loan Documentation Representations.  Borrower hereby repeats to Lender each of the Representations (Declarações) and Additional Provisions (Declarações Adicionais) contained in the Collar Loan Documentation as if such representations and provisions were contained herein (it being understood that any reference to Banco Citibank S.A. contained therein shall, for purposes of this Section 3.23 only, be deemed to be a reference to Lender).

Section 3.24        ERISA.  Except as could not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect, (x) Borrower does not sponsor, maintain, administer or contribute to or otherwise has     any  liability or reasonable expectation of any liability with respect to any Plan and (y) no Foreign Plan Event has occurred or is reasonably expected to occur.

31

Article 4.  Conditions of Lending

Section 4.01            Conditions Precedent to the Advance

. The obligation of Lender to make the Advance on the Funding Date is subject to satisfaction or waiver by Lender of the following conditions precedent:

(a)                Lender shall have received each of the following documents, duly executed, each dated on or about the Closing Date (except for those documents expressed to be dated the Funding Date), in each case, in form and substance reasonably satisfactory to Lender:

(i)                duly executed counterparts of the Collar Loan Documentation and all documents contemplated thereby, including any UCC-1 financing statement(s);

(ii)               a certificate of a Responsible Officer of Borrower, dated the Funding Date, which shall (A) certify the resolutions of its general partner, board of directors, board of managers, equivalent governing body, or shareholders, as applicable, authorizing the execution, delivery and performance of the Collar Loan Documentation to which it is a party and the Collar Loan Transactions to be consummated by it on such date, (B) identify by name and title and bear the signatures of the Responsible Officers and any other officers of Borrower authorized to sign the Collar Loan Documentation to which Borrower is a party (including pursuant to any powers of attorney), and (C) certify certain appropriate attachments, including the Organization Documents of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower and copies of all shareholders or board of directors resolutions required for the execution, delivery and performance of the Collar Loan Documentation, as requested by Lender and its counsel;

(iii)              a solvency certificate from a Responsible Officer of Borrower, dated the Funding Date;

(iv)            (A) a favorable opinion of Borrower’s counsel, addressed to Lender, with respect to Borrower under New York law, dated the Funding Date, and (B) a favorable opinion of Borrower’s counsel, addressed to Lender, with respect to Borrower under Brazilian law, dated the Funding Date;

(v)               proper financing statements for filing under the UCC or other appropriate evidence from filing offices or central securities depository of each jurisdiction as may be necessary to perfect the security interests purported to be created by each Security Agreement; and

(vi)              evidence of the registration of the RDE-ROF with the Central Bank of Brazil;

(b)         To the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, Lender shall have received a duly executed Beneficial Ownership Certification.

(c)          All documented fees and expenses required to be paid under the Collar Loan Documentation on or before the Funding Date, including UCC financing statement search and filing fees, shall have been paid.

(d)          Each of the representations and warranties contained in Article 3 or in any other Collar Loan Documentation shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the Closing Date and the Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date).

32

(e)           Since Borrower’s inception, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(f)            Borrower shall have delivered a Borrowing Notice in accordance with the requirements hereof.

(g)           After giving effect to the making of the Advance and the use of proceeds therefrom, no Default, Event of Default, Collateral Event of Default, or Early Collar Termination Event shall have occurred and be continuing, or would result from the Advance or from the application of the proceeds therefrom.

(h)            60,000,000 Collateral Shares shall have been (or shall be, substantially concurrently with the making of the Advance hereunder) credited to the Collateral Account free from all Transfer Restrictions.

(i)             The Collateral Requirement shall have been satisfied in all respects.

Delivery by Borrower of a Borrowing Notice shall be deemed to constitute a representation and warranty by Borrower that the conditions to making the Advance have been satisfied.

Article 5.  Affirmative Covenants

On and after the date hereof and so long as the Facility has not been terminated in full or any Obligations (other than unasserted contingent indemnification obligations) remain outstanding:

Section 5.01            Financial Statements

Borrower will furnish to Lender or cause to be furnished to Lender within 45 days after the end of each calendar quarter, a certificate executed by a Responsible Officer of Borrower (i) listing (A) the assets held by Borrower and (B) any monetary obligations (including contingent obligations) and liabilities of Borrower arising other than pursuant to the Collar Loan Transactions, in each case, as of the last day of such quarter and (ii) stating whether such Responsible Officer knows of any Default, Event of Default, Collateral Event of Default, Early Collar Termination Event or Potential Adjustment Event that has occurred and is continuing, and if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

Promptly following any request therefor, Borrower shall furnish to Lender (x) such additional information regarding the operations, business affairs and financial condition of Borrower, or compliance with the terms of the Agreement as Lender may from time to time reasonably request and (y) information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 5.02            Notices of Material Events

Borrower shall promptly furnish to Lender or cause to be furnished to Lender written notice of the following, in each case to the extent actually known to a Responsible Officer of Borrower:

(a)           the occurrence of (i) any Default, Event of Default, Collateral Event of Default or Early Collar Termination Event, (ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse    Effect  or (iii) the receipt of any notice of any governmental investigation or any litigation commenced or threatened against Borrower;

33

(b)            the imposition of any Transfer Restriction (other than Permitted Transfer Restrictions) on any of the Collateral, or any transaction or event that, if consummated, effected or completed, would reasonably be expected to result in any such imposition;

(c)              the existence of any Lien (other than Permitted Liens) or the making or assertion of any claim against any of the Collateral;

(d)              any change in the information provided in the Beneficial Ownership Certification delivered to Lender that would result in a change to the list of beneficial owners identified in such certification; or

(e)          the entry into or establishment of any Issuer Transaction by Borrower following the date hereof (other than any Issuer Transaction entered into with Lender or its Affiliates or any Permitted Other Bank        Transactions).

 In addition, promptly after the Closing Date (but in any event, no later than ten Business Days after the Closing Date), Borrower shall provide Lender with evidence that the Schedule of Payments was registered with the Central Bank of Brazil.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03            Existence; Conduct of Business

.Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, intellectual property rights (if any), licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.04            Payment of Obligations

.Borrower shall pay and discharge as the same shall become due and payable, all liabilities or obligations, as and when due and payable, including all Taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided that no such Tax or liability needs to be paid or discharged if (i) it is being contested in good faith by appropriate proceedings and reserves, in accordance with GAAP, have been provided for or (ii) no Collateral would become subject to forfeiture or loss as a result of such contest.

Section 5.05            Compliance with Laws; Organization Documents

Borrower shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or its property in all material respects. Borrower will maintain policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions by Borrower and its respective managers, officers, and employees and agents. Borrower shall comply with all provisions of its Organization Documents.

34

Section 5.06            Provision of Public Information. Notwithstanding anything to the contrary in the Collar Loan Documentation, Borrower shall not, and shall not be obliged to (whether under this Article V or any other notification, information, document delivery or other requirement in any Collar Loan Documentation), and shall cause Parent and Parent’s Subsidiaries not to, provide Lender with any Material Nonpublic Information with respect to Issuer, its Subsidiaries or their securities in any document or notice required to be delivered pursuant to this Agreement or communication in connection with this Agreement (each a “Communication”). Borrower shall be deemed to have represented that any such Communication contains no such Material Nonpublic Information. If, when required pursuant to the immediately preceding sentence, Borrower is unable to make the representation required under the immediately preceding sentence, it shall use its commercially reasonable efforts to put itself in a position of being able to provide such a representation as promptly as practicable. Notwithstanding anything to the contrary in the Collar Loan Documentation, Borrower acknowledges and agrees that if Lender or any of its Affiliates receives from Borrower any Material Nonpublic Information at any time, Lender or such Affiliate may disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person.

Section 5.07            Compliance with Reporting Requirements

.Borrower will timely notify, disclose or publish all information on any Issuer Transaction, which is required by (x) Section 13(d) or Section 13(g) of the Exchange Act, or (y) pursuant to any pending or future derivatives or share ownership reporting regime under the Exchange Act (each report specified in (x) and (y) a “Related Report”); and Borrower agrees to give prior notice to Lender of any Related Report (including any such Related Report referencing the name of Lender) and provide Lender with a copy of any such Related Report a reasonable period of time prior to filing thereof and a reasonable opportunity to comment thereon (provided that such review and comment by Lender shall be considered in good faith by Borrower, but shall in no event be binding upon Borrower or any Affiliate thereof and shall in no event result in any delay of a timely filing or submission by Borrower or any such Affiliate), and shall, if requested by Lender and to the extent permitted by applicable law, use commercially reasonable efforts to seek confidential treatment of any information therein that Lender considers to be proprietary or commercially sensitive information.

Section 5.08            Further Assurances

Upon the request of Lender, Borrower shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as Lender may reasonably deem necessary (a) to assure that the Collateral Requirement is satisfied with respect to all of the Collateral and (b) to carry out the provisions and purposes of this Agreement. Such agreements, documents or instruments or actions shall be reasonably satisfactory to Lender.

Section 5.09            Books and Records

Borrower shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

35

Section 5.10            Use of Proceeds

The proceeds of the Advance will be used to pay a portion of the purchase price for the Collateral Shares (including any fees or commissions payable in connection therewith), for costs and expenses in connection with Permitted Transactions. Borrower will not request any borrowing, and Borrower shall not use, and shall procure that Borrower and its directors, officers, employees and agents shall not use, the proceeds of the Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European member state, or (C)  in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

Section 5.11            Maintenance of Separateness

(a)            Borrower shall:

(i)                  maintain its own separate books and records;

(ii)            at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity, provided the foregoing shall not prohibit Borrower’s assets from being listed or  described  as an investment of the Parent or its Affiliates;

(iii)                file its own tax returns, if any, as required under applicable law;

(iv)            hold all of its assets in its own name and not commingle its assets with assets of any other Persons, provided the foregoing shall not prohibit Borrower’s assets from being listed or described as an   investment of the Parent or its Affiliates;

(v)                  strictly comply with all organizational formalities and conduct its business in its own name to maintain its separate existence;

(vi)                 maintain separate financial reports of the type required by the Collar Loan Documentation showing its assets and liabilities separate and apart from those of any other Person and not permit its assets to be listed on the financial statements of any other Person, provided the foregoing shall not prohibit Borrower’s assets from being listed or described as an investment of the Parent or its Affiliates;

(vii)                 pay its own liabilities out of its own funds;

(viii)               maintain an arm’s length relationship with its Affiliates and not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates except, in each case, as expressly permitted by the Collar Loan Documentation;

36

(ix)                  not hold out its credit or assets as being available to satisfy the obligations of others;

(x)                   correct any known misunderstanding regarding its separate identity;

(xi)                  maintain adequate capital (including the Collateral) in light of its contemplated business purpose, transactions and liabilities;

(xii)                 not acquire the obligations or securities of any of the Parent or any of its other Affiliates (excluding, if applicable, any Shares);

(xiii)             maintain its assets and liabilities in a manner such that it will not be costly or difficult to segregate, ascertain or identify its individual assets and liabilities from those of any other Person, provided the foregoing shall not prohibit Borrower’s assets from being listed or described as an investment of the Parent or its Affiliates;

(xiv)                allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for services performed by an employee of an Affiliate; and

(xv)                 cause the members, Responsible Officers, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing in all material respects.

(b)          Borrower shall not:

(i)                    assume or become obligated for the debts of or guarantee or hold its credit out as being available to satisfy, or pledge its assets to secure, any obligation of any other Person, including any Affiliate;

(ii)                 engage, directly or indirectly, in any business other than the actions required or expressly permitted to be performed under this Agreement or the other Collar Loan Documentation or the documentation   for any Permitted Transaction;

(iii)                  except as expressly permitted by the Collar Loan Documentation, incur, create or assume any Indebtedness;

(iv)              to the fullest extent permitted by applicable law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly   permitted pursuant to the Collar Loan Documentation;

(v)                  except as expressly permitted in the Collar Loan Documentation, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interests in any other entity;

(vi)                   except to the extent expressly permitted in the Collar Loan Documentation, acquire or own any assets; or

(vii)             except to the extent expressly permitted in the Collar Loan Documentation, buy or hold any indebtedness issued by any other Person (the foregoing provisions in this Section 5.11, the “Separateness Provisions”).

37

Section 5.12         Accuracy of Information

Borrower shall ensure that any information, including financial statements or other documents, furnished to Lender or Collateral Agent in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by Borrower on the date thereof as to the matters specified in this Section 5.12.

Article 6.  Negative Covenants

On and after the date hereof and so long as the Facility has not been terminated in full or any Obligations (other than unasserted contingent indemnification obligations) remain outstanding:

Section 6.01            Indebtedness.  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than the Obligations under the Collar Loan Documentation and Indebtedness under any Permitted Transaction.

Section 6.02            Liens

.  Borrower shall not create, incur, assume or suffer to exist any Lien upon the Collateral or any other property or asset, whether now owned or hereafter acquired, except for (x) Permitted Liens or (y) solely in the case of property or assets not constituting Collateral, Liens granted to the relevant secured party pursuant to the documentation for the Permitted Other Bank Transactions.

Section 6.03            Fundamental Changes. Borrower shall not (i) engage in any business or activity other than (x) entering into and effecting Permitted Transactions and activities incidental thereto or otherwise contemplated in the Collar Loan Documentation (which may include, for the avoidance of doubt, entry into a Permitted Shareholders Agreement), or (y) issuing Equity Interests, accepting capital contributions and activities incidental to any of the foregoing; (ii) change its capital structure; or (iii) engage in any merger, consolidation, amalgamation or similar transaction, or any sale or other disposition of all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

Section 6.04            Asset Sales

. Borrower shall not sell, transfer, lease or otherwise dispose of any asset, except in connection with (x) Permitted Transactions (including pursuant to any provision for any Permitted Other Bank Transaction substantially similar to Section 2.15 of this Agreement, and including the exercise and settlement or early termination, whether required or consensual, of any such Permitted Transaction) or (y) a Restricted Payment permitted under Section 6.06.

Section 6.05            Investments and Acquisitions

. Borrower shall not purchase, hold or acquire (including pursuant to any merger) any capital stock (other than Shares), evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise); provided that this Section 6.05 shall not prohibit any Permitted Transaction.

38

Section 6.06            Restricted Payments

. Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments, or incur any obligation to do so, unless (i) no Default, Event of Default, Collateral Event of Default or Early Collar Termination Event shall have occurred and be continuing or would result therefrom or (ii) the property or assets to be delivered by Borrower pursuant to such Restricted Payment do not constitute Collateral, provided that the foregoing restrictions shall not apply in respect of payment pursuant to Borrower’s Organization Documents of twenty-five percent (25%) of Borrower's adjusted net income for the mandatory minimum dividend.

Section 6.07            Investment Company

. Borrower shall not become an “investment company” or a Person “controlled by” an “investment company,” as such terms are defined in the United States Investment Company Act of 1940 as amended.

Section 6.08            No Amendment of Organization Documents, Etc

. Borrower shall not enter into, or permit to be made, or consent to any material amendment, supplement or other modification of any of the terms or provisions of its Organization Documents without the prior written consent of Lender (such consent not to be unreasonably withheld or delayed).

Section 6.09            Transactions with Affiliates

. Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates, except transactions that (a) are incidental to holding the Collateral, other Shares subject to a Permitted Other Bank Transaction or cash or to performing its obligations under the Collar Loan Documentation and any other Permitted Transaction and (b) are on terms and conditions substantially as favorable to Borrower as could be obtained on an arm’s-length basis from unrelated third-parties; provided that this Section 6.09 shall not prohibit (x) contributions of cash or Shares from an Affiliate to Borrower or (y) Restricted Payments that are permitted under Section 6.06.

Section 6.10            No Impairment of Collateral Shares

. Borrower shall not, and shall not permit any of its Affiliates to, take any action that would impair the Collateral Agent’s security interest therein in the Collateral Shares or its ability to sell or otherwise realize against such Collateral Shares, provided that Borrower and its Affiliates may enter into a Permitted Shareholders Agreement, and the execution and performance of such Permitted Shareholders Agreement shall not represent a violation of the provisions established herein.

Section 6.11            Tax Status

. Borrower shall not, without the written consent of Lender, change the jurisdiction of its organization.

Section 6.12            Anti-Corruption Laws; Sanctions

. Borrower shall not request the Advance, and shall not use, nor permit its respective directors, officers, employees and agents to use, the proceeds of the Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.13            ERISA.  Borrower will not sponsor, maintain, administer or contribute to (or have any obligation to contribute to) any Plan, and Borrower will not sponsor, maintain, administer, contribute to or have any liability to any Foreign Benefit Arrangement or Foreign Plan that, individually or in the aggregate with any other Foreign Benefit Arrangement or Foreign Plan, could reasonably be expected to result in a Material Adverse Effect.

39

Section 6.14            Agreements.  Borrower shall not enter into any agreement other than (i) its Organization Documents, (ii) the Collar Loan Documentation and any other agreements entered into in connection with Permitted Transactions; (iii) any Permitted Shareholders Agreement, (iv) routine administrative agreements entered into in the ordinary course of Borrower’s business so long as that Borrower shall not have any monetary obligations (including indemnification or other contingent obligations) thereunder exceeding the BRL 1,250,000 per annum and (v) to the extent permitted in accordance with Section 6.14.

Section 6.15            Swap Contracts

. Borrower shall not enter into any Swap Contract other than the Collar Loan Documentation, Permitted Transactions and/or any hedge transactions substantially similar to the Hedge Transactions and relating to a Permitted Transaction.

Section 6.16            Formation of Subsidiaries

.  Borrower shall not form, create, organize, incorporate or acquire any Subsidiaries.

Section 6.17            Restricted Transactions

. None of Borrower, Parent nor any Subsidiary thereof shall enter into, or agree to enter into, any Restricted Transaction.

Section 6.18            Center of Main Interest. Borrower shall not change its center of main interest and its principal place of business (principal estabelecimento) from Brazil, including by changing its headquarters and offices from Brazil. Borrower shall ensure that any decision making with respect to its business will be made in Brazil and all managerial and administrative functions will be exclusively performed in Brazil.

Article 7.  Events of Default

Section 7.01            Events of Default

. If any of the following events (“Events of Default”) shall occur:

(a)             Borrower shall fail to pay any principal of the Advance when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)             Borrower shall fail to pay any interest on the Advance or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

40

(c)                any representation or warranty made or deemed made by or on behalf of Borrower or in connection with this Agreement shall prove to have been materially incorrect (or any such representation or warranty that is qualified as to materiality, shall prove to have been incorrect) when made or deemed made;

(d)                (i) Borrower shall fail to perform or observe any covenant, condition or agreement in Section 5.02(a)(i), Section 5.03, Section 5.11 and Article VI of this Agreement or in Section 4 of any Security Agreement, or (ii) Borrower shall fail to perform or observe any other covenant, condition or agreement in this Agreement (not specified in clause (a) to (c) above, subclause (d)(i) above, or any other clause of this Section 7.01) and such failure shall continue unremedied for a period of ten (10) Business Days;

(e)                (i) Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any of its Material Indebtedness, when and as the same shall become due and payable and after any applicable cure period; or (ii) any event or condition shall occur that results in any Material Indebtedness of Borrower becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not include the occurrence of any Early Collar Termination Event;

(f)                 the occurrence of an Insolvency (Insolvência) (as defined in the Master Derivatives Agreement) with respect to Parent or Borrower;

(g)                (i) any material provision of this Agreement for any reason shall cease to be valid, binding and enforceable in accordance with its terms or (ii) Borrower or any Affiliate of Borrower shall challenge the enforceability of this Agreement or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of this Agreement has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

(h)                any Security Agreement shall for any reason fail to create a valid and perfected first priority Lien in the Collateral, except as expressly permitted by the terms of such Security Agreement, or any Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Agreement, or Collateral Agent on behalf of Lender otherwise ceases for any reason to have a first priority perfected Lien in the Collateral (subject to no other Lien, other than Permitted Liens);

(i)                  one or more final and non-appealable judgments or orders for the payment of money are rendered against Borrower, and are not paid or discharged, and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or order and is not dismissed within thirty (30) days following commencement of such enforcement proceedings, or (b) there is a period of thirty (30) consecutive days following entry of the final and non-appealable judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed, in either case that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed the Threshold Amount (or its foreign currency equivalent at the time of determination);

41

(j)                  a Collateral Event of Default shall occur; or

(k)                a Regulatory Event shall occur;

then, and in any such event, Lender may take either or both of the following actions, at the same or different times (i) declare the Total Accrued Loan Amount to be forthwith due and payable, whereupon the Total Accrued Loan Amount shall become and be due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower (it being understood that Lender may demand, at its sole discretion, that payment of the Total Accrued Loan Amount be made in Brazil or other applicable jurisdictions) and (ii) declare the Facility to be terminated, whereupon the same (but not, for the avoidance of doubt, the Collar Loan Documentation or security interests granted thereunder) shall terminate immediately; provided that upon the occurrence of any event in Section 7.01(f) or Section 7.01(a) solely following a failure to make payments due under Section 2.08(b), (x) the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or other any notice of any kind, all of which are hereby expressly waived by Borrower and (y) the Facility (but not, for the avoidance of doubt, the Collar Loan Documentation or security interests granted thereunder) shall automatically terminate. Upon the occurrence and during the continuance of an Event of Default, Lender may increase the rate of interest applicable to the Advance and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to Lender under the Collar Loan Documentation (including the enforcement of any and all Liens in favor of Lender pursuant to the Collar Loan Documentation) or at law or equity, including all remedies provided under the UCC, if applicable.

Article 8.  Miscellaneous

Section 8.01            Amendments, Etc

. Neither this Agreement nor any other Collar Loan Documentation nor any provision hereof or thereof may be waived, amended, modified or supplemented, nor any consent granted to any deviation to the terms hereof or thereof, except pursuant to an agreement or agreements in writing entered into by Lender and Borrower.

Section 8.02            Notices; Effectiveness; Electronic Communications

(a)                All notices and other communications provided for herein shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, or (ii) by electronic mail to the applicable e-mail address, as follows:

(i)                  if to Borrower, to:

Cosan Oito S.A.

Avenida Brigadeiro Faria Lima

4100, 16th Floor, São Paulo, SP D5 04538-132

Brazil

Attention: Maria Rita de Carvalho Drummond; Ricardo Lewin

E-mail: mariarita.drummond@cosan.com; ricardo.lewin@cosan.com

Telephone: +55 11 3897 9797

42

(ii)               if to Lender, to:

Citibank, N.A., London Branch

Address: Citigroup Centre

  33 Canada Square

  London UK E14 5LB

With a copy to:

Address: 388 Greenwich Street, 4th Floor,

  New York, NY 10013

For the Attention of: James Heathcote, Sean Garvey, Grant Mortell

Email: james.heathcote@citi.com, sean.garvey@citi.com, grant.mortell@citi.com, eq.us.ses.notifications@citi.com; eq.us.corporates.middle.office@citi.com; sesmiddleofficeemea@citi.com

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications given through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)              Notices and other communications sent to an e-mail address shall be deemed given and received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose).

(c)                Each of the parties hereto may change its address, facsimile, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)            Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower. Borrower shall indemnify Lender and the Related Parties of Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

43

Section 8.03               No Waiver; Remedies

(a)                 No failure or delay by Lender or Collateral Agent in exercising any right or power hereunder or under any other Collar Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender and Collateral Agent hereunder and under any other Collar Loan Documentation are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Collar Loan Documentation or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Lender may have had notice or knowledge of such Event of Default at the time.

(b)                  The Advance is made with full recourse to Borrower and constitutes direct, general, unconditional and unsubordinated Indebtedness of Borrower.

(c)                Borrower and Lender acknowledge and agree that the Collar Loan Documentation collectively are intended to constitute a “loan transaction coupled with a securities collar transaction” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Collar Loan Documentation represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Collar Loan Documentation collectively constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 8.04                 Costs and Expenses; Indemnification; Damage Waiver

(a)              Borrower shall pay all reasonable expenses incurred by Lender and Collateral Agent, including the reasonable fees, charges and disbursements of any outside counsel for Lender and Collateral Agent (whether outside counsel or the allocated costs of its internal legal department), in connection with the enforcement, collection or protection of its rights in connection with the Collar Loan Documentation, including its rights under this Section, or in connection with the Advance made hereunder, including all such reasonable expenses incurred during any workout, restructuring or negotiations in respect of the Advance.

(b)                Borrower shall indemnify Lender and Collateral Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable out-of-pocket expenses, including legal fees and collection costs, incurred by such Person by reason of the enforcement and protection of its rights under the Collar Loan Documentation or any agreement or instrument contemplated hereby or thereby (which, for the avoidance of doubt, shall not include any hedging activities by any Indemnitee except to the extent, and in the manner, expressly addressed in the Collar Confirmation or Call Spread Confirmation, as the case may be); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

44

(c)                To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Collar Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Advance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable, in the absence of gross negligence or willful misconduct of such Indemnitee, for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Collar Loan Documentation or the transactions contemplated hereby or thereby.

(d)                All amounts due under this Section shall be payable on demand.

(e)                The agreements in this Section 8.04 shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

Section 8.05            Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 8.06              Governing Law; Arbitration

(a)              This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law. For purposes solely of article 9 of Brazilian Decree-Law No. 4.657 dated September 4, 1942, as amended by Law 12.376 dated December 30, 2010, the transactions contemplated hereby have been proposed to Borrower by Lender.

(b)             Each party hereto hereby irrevocably and unconditionally agrees to submit to arbitration all disputes relating to and/or arising out of this Agreement, as described in Exhibit F, which is an integral and inseparable part of this Agreement.

45

Section 8.07            Successors and Assigns

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Collar Loan Documentation without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. Lender may assign to one or more Qualified Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of the Advance) and, upon this event, Lender shall promptly notify Borrower in writing in this regard; provided that, except in the case of an assignment to an Affiliate of Lender (other than a special purpose vehicle, securitization vehicle or other similar Person), Borrower must give its prior written consent to such assignment of this agreement or any obligation hereunder (such consent not to be unreasonably withheld); and provided further that (x) any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing, (y) Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to Lender within ten (10) Business Days after having received notice thereof and (z) any such assignment or transfer hereunder does not directly or indirectly result in any increase to Borrower of any costs, charges, taxation or withholdings due or that may become due (including, without limitation, withholding income tax on remittances abroad). Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of Lender under this Agreement, and Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of Lender’s rights and obligations under this Agreement, Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 8.04 and 8.14). Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.  Lender, acting solely for this purpose as an agent of Borrower, shall maintain a copy of each assignment and assumption agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advance owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender(s) shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b)             Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

46

Section 8.08            Severability

. Any provision of any Collar Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.09            Counterparts; Integration; Effectiveness

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Collar Loan Documentation and any separate letter agreements with respect to fees payable to Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article 4, this Agreement shall become effective when it shall have been executed by each of the parties hereto and when each of the parties hereto shall have received counterparts hereof, which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

(b)            Delivery of an executed counterpart of a signature page of this Agreement, any other Collar Loan Documentation and/or related ancillary document that is an Electronic Signature transmitted by telecopy, emailed pdf.  or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Collar Loan Documentation or such ancillary document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Lender to accept electronic signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between Lender and Borrower, electronic images of this Agreement or any other Collar Loan Documentation (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Collar Loan Documentation based solely on the lack of paper original copies of any Collar Loan Documentation, including with respect to any signature pages thereto.

47

Section 8.10            Survival of Representations

. All covenants, agreements, representations and warranties made by Borrower in the Collar Loan Documentation and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Collar Loan Documentation shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Collar Loan Documentation and the making of the Advance, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Sections 2.09, 2.10 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advance or the termination of this Agreement or any provision hereof.

Section 8.11            Confidentiality

. Subject to Section 5.06, Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Collar Loan Documentation or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction (including any hedging transactions referenced in Section 8.04(d)) relating to the Collateral, Borrower or the Obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender on a non-confidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business hereunder or pursuant hereto, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

48

Section 8.12            No Advisory or Fiduciary Relationship

. In connection with all aspects of each transaction contemplated hereby and by the other Collar Loan Documentation (including in connection with any amendment, waiver or other modification hereof or of any other Collar Loan Documentation), Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Lender are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Lender and its Affiliates, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Collar Loan Documentation; (b)(i) Lender is and has been acting solely as a principal and, except as expressly agreed in writing herein or otherwise by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) Lender has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Collar Loan Documentation; and (c) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and Lender has no obligations to disclose any of such interests to Borrower or any of its Affiliates. To the fullest extent permitted by law, Borrower hereby agrees to not assert any claims that it may have against Lender or its Affiliates with respect to any alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 8.13            Right of Setoff

. If an Event of Default shall have occurred and be continuing, Lender, Collateral Agent and each of their respective Affiliates (each, a “Set-off Party”) is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law (including, for the avoidance of doubt, the laws of Brazil), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set-off Party to or for the credit or the account of Borrower against any of and all the obligations and liabilities of Borrower now or hereafter existing, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Collar Loan Documentation and although such obligations may be unmatured. The rights of each Set-off Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Set-off Party may have.

Section 8.14            Judgment Currency

. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender under this Agreement or any other Collar Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Yen, Borrower agrees (i) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lender’s receipt of any sum adjudged in the Judgment Currency, Lender may purchase Yen with the Judgment Currency, and (ii) to indemnify and hold harmless Lender against any deficiency in terms of Yen in the amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Yen). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by Lender, and shall survive the termination of this Agreement.

49

Section 8.15            USA PATRIOT Act Notice

. Lender is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act. Borrower agrees to promptly provide Lender with all of the information requested by such Person (i) to the extent such Person deems such information reasonably necessary to identify Borrower in accordance with the Act or (ii) in connection with Lender’s standard “on boarding” process (including, without limitation, pursuant to “know your customer” or anti-money laundering requirements).

Section 8.16            Interest Rate Limitation

. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Advance, together with all fees, charges and other amounts that are treated as interest on the Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Lender holding the Advance in accordance with applicable law, the rate of interest payable in respect of the Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Advance but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of the Advance or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by Lender.

Section 8.17            Disclosure

. Borrower hereby acknowledges and agrees that Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower or its Affiliates.

Section 8.18            Collateral Agent

. Lender hereby appoints Citigroup Global Markets Brasil, Corretora De Câmbio, Títulos E Valores Mobiliários S.A. as Collateral Agent hereunder to take such actions on its behalf and to exercise such powers as are delegated to such agent by the terms of this Agreement, the Security Agreements or by any instruction of Lender, together with such actions and powers as are reasonably related thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and exercise the rights as a secured party on behalf of Lender with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Collar Loan Documentation.  Citigroup Global Markets Brasil, Corretora De Câmbio, Títulos E Valores Mobiliários S.A. hereby accepts such appointment. Collateral Agent may resign as collateral agent at any time upon written notice to Lender and Borrower, Lender may dismiss Collateral Agent at any time upon written notice to Collateral Agent and Borrower, and Lender may appoint a different collateral agent at any time upon written notice to Borrower; and in each case of the foregoing, without consent of Borrower. If any time there is no collateral agent in place, Lender shall act as Collateral Agent. In performing its functions and duties hereunder and under the other Collar Loan Documentation, Collateral Agent is acting solely on behalf of Lender and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, Collateral Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for Lender or Borrower, other than as expressly set forth herein and in the other Collar Loan Documentation, regardless of whether a Default or an Event of Default has occurred and is continuing.

50

Section 8.19            Acknowledgement and Consent to Bail-In of Affected Financial Institutions

.  Notwithstanding anything to the contrary in any Collar Loan Documentation or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Collar Loan Documentation may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and.

(b)             the effects of any Bail-In Action on any such liability, including, if applicable:

  (i)                  a reduction in full or in part or cancellation of any such liability;

 (ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Collar Loan Documentation; or

 (iii)                 the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 8.20         QFC Stay Rules.  The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Lender shall be deemed a “Covered Entity” and Borrower shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, the parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into among the parties or provided by one to the other. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Section 8.21            Qualified Person Representation.  Solely for purposes of Section 3(c)(7) of the United States Investment Company Act of 1940, as amended, each Lender listed on the signature pages hereof, by execution and delivery of this Agreement, represents and warrants to Borrower that it is a Qualified Person.

51

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:
COSAN OITO S.A.

By:	/s/ Ricardo Lewin /s/ Maria Rita Drummond
Name: Ricardo Lewin / Maria Rita Drummond
Title: Attorney in fact / Executive Officer

52

CITIBANK, N.A., LONDON BRANCH, as Lender

By:	/s/ Sean Garvey
Name: Sean Garvey
Title: Authorized Representative

CITIGROUP GLOBAL MARKETS BRASIL, CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A., as Collateral Agent and solely in respect of Section 8.18

By:	/s/ Sean Garvey
Name: Sean Garvey
Title: Authorized Representative

53

WITNESSES:

By:
ID:

Name:
ID:

[Signature Page to Loan Agreement]

54